UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 24, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California  92660-3095

 (Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, as a material inducement to Bret W. Johnsen’s entering into employment with Mindspeed Technologies, Inc. (the “Company”) as the Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, the Compensation and Management Development Committee of the Board of Directors of the Company approved a grant to Mr. Johnsen of a stock option to purchase 200,000 shares of the Company’s common stock (the “Inducement Award”) pursuant and subject to the provisions of an award agreement.  The Inducement Award: (a) was granted in reliance on Nasdaq Marketplace Rule 4350(i)(1)(A)(iv); (b) has an exercise price equal to the closing price of the Company’s common stock on the grant date ($3.87); (c) vests over a four-year period, with 1/4 vesting on the first anniversary of the grant date and 1/48 vesting monthly thereafter; and (d) has an expiration date of July 24, 2016.

A copy of the press release issued by the Company with respect to the Inducement Award is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Registrant dated July 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: July 25, 2008	By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President, Legal, and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Registrant dated July 25, 2008